As filed with the Securities and Exchange Commission on August 20, 2015

Registration No. 333-204696

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VANGUARD NATURAL RESOURCES, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	1311	61-1521161
(State or other jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(832) 327-2255

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Scott W. Smith
5847 San Felipe, Suite 3000
Houston, Texas 77057
(832) 327-2255

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Douglas V. Getten James E. Vallee Paul Hastings LLP 600 Travis Street, Suite 5800 Houston, Texas 77002 (713) 860-7300	Eric D. Mullins LRE GP, LLC Heritage Plaza 1111 Bagby Street, Suite 4600 Houston, Texas 77002 (713) 292-9510	Jon W. Daly Henry Havre Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, Texas 77002 (713) 220-4200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the closing of the merger described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 4 to Vanguard Natural Resources, LLC’s Registration Statement on Form S-4 (Registration No. 333-204696) (the “Registration Statement”) is being filed for the purpose of filing Exhibits 8.1 and 8.2 to the Registration Statement. No changes or additions are being made hereby to the proxy statement/prospectus constituting Part I of the Registration Statement (not included herein) or to Item 20 or 22 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

As described in the section of the proxy statement/prospectus entitled “Comparison of the Rights of Vanguard and LRE Unitholders — Indemnification” under the “Vanguard” column, under Vanguard’s limited liability company agreement and subject to specified limitations, Vanguard will indemnify to the fullest extent permitted by law, from and against all losses, claims, damages or similar events, (i) any director, officer or tax matters partner of Vanguard, (ii) any person who is or was a member, partner, manager, director, officer, fiduciary or trustee of any of Vanguard or any of its affiliates, (iii) any person who is serving at the request of Vanguard as a director, manager, officer, tax matters partner, fiduciary or trustee of another person, or (iv) any other person designated by Vanguard. Additionally, Vanguard will indemnify to the fullest extent permitted by law, from and against all losses, claims, damages or similar events, any person who is or was an employee (other than an officer) or agent of Vanguard.

Any indemnification under Vanguard’s limited liability company agreement will only be out of Vanguard’s assets. Vanguard is authorized to purchase insurance against liabilities asserted against and expenses incurred by persons for Vanguard’s activities, regardless of whether Vanguard would have the power to indemnify the person against liabilities under Vanguard’s limited liability company agreement.

Subject to any terms, conditions or restrictions set forth in the limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other persons from and against all claims and demands whatsoever.

To the extent that the indemnification provisions of Vanguard’s limited liability company agreement purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

(b) Financial Statement Schedule

Financial statement schedules are omitted because they are not required or the required information is shown in the consolidated financial statements or the notes thereto incorporated by reference in the proxy statement/prospectus that forms a part of this registration statement.

(c) Opinions

The opinions of Tudor, Pickering, Holt & Co. Advisors, LLC, financial advisor to the board of directors of LRE GP are attached as Annexes C and D, and the opinions of Simmons & Company International, financial advisor to the LRE GP conflicts committee, are attached as Annexes E and F, to the proxy statement/prospectus that forms a part of this registration statement.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d) That every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(f) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on August 20, 2015.

VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W. Smith Name: Scott W. Smith Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Scott W. Smith Scott W. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	August 20, 2015
/s/ Richard A. Robert Richard A. Robert	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 20, 2015
/s/ W. Richard Anderson* W. Richard Anderson	Director	August 20, 2015
/s/ Bruce W. McCullough* Bruce W. McCullough	Director	August 20, 2015
/s/ Loren Singletary* Loren Singletary	Director	August 20, 2015
*By: /s/ Scott W. Smith Scott W. Smith Attorney in fact for persons indicated

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Purchase Agreement and Plan of Merger, dated as of April 20, 2015, by and among Vanguard Natural Resources, LLC, Lighthouse Merger Sub, LLC, Lime Rock Management LP, Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P., Lime Rock Resources II-A, L.P., Lime Rock Resources II-C, L.P., LRR Energy, L.P. and LRE GP, LLC (included as Annex A to the proxy statement/prospectus forming a part of this Registration Statement and incorporated by reference herein).
2.2	Agreement and Plan of Merger, dated as of May 21, 2015, by and among Vanguard Natural Resources, LLC, Talon Merger Sub, LLC, Eagle Rock Energy Partners, L.P. and Eagle Rock Energy GP, L.P. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Eagle Rock Energy Partners, L.P. with the SEC on May 22, 2015).
3.1	Fifth Amended and Restated Limited Liability Company Agreement of Vanguard Natural Resources, LLC (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Vanguard Natural Resources, LLC with the SEC on September 15, 2014 (File No. 001-33756)).
4.1	Form of Senior Indenture for Senior Debt Securities (incorporated by reference to Exhibit 4.1 to the Vanguard Natural Resources, LLC Registration Statement on Form S-3 filed with the SEC on July 26, 2010 (File No. 333-168177)).
4.2	Form of Subordinated Indenture for Subordinated Debt Securities (incorporated by reference to Exhibit 4.2 to the Vanguard Natural Resources, LLC Registration Statement on Form S-3 filed with the SEC on July 26, 2010 (File No. 333-168177)).
4.3	Specimen Unit Certificate for the Series A Cumulative Redeemable Perpetual Preferred Units (incorporated herein by reference to Exhibit B to Exhibit 3.1).
4.4	Specimen Unit Certificate for the Series B Cumulative Redeemable Perpetual Preferred Units (incorporated herein by reference to Exhibit C to Exhibit 3.1).
4.5	Specimen Unit Certificate for the Series C Cumulative Redeemable Perpetual Preferred Units (incorporated herein by reference to Exhibit D to Exhibit 3.1).
4.6	Registration Rights Agreement, dated as of April 20, 2015, by and among Vanguard Natural Resources, LLC, Lime Rock Management LP, Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P., Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by LRR Energy, L.P. with the SEC on April 22, 2015).
5.1**	Opinion of Paul Hastings LLP as to the legality of the securities being offered.
8.1*	Opinion of Paul Hastings LLP as to certain tax matters.
8.2*	Opinion of Andrews Kurth LLP as to certain tax matters.
10.1	Amended and Restated Voting and Support Agreement, dated as of May 21, 2015, by and among Vanguard Natural Resources, LLC, Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P. LRR Energy, L.P., LRE GP, LLC, and, solely for purposes of Section 3.2, Lime Rock Management LP, Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P. (included as Annex B to the proxy statement/prospectus forming a part of this Registration Statement and incorporated by reference herein).
21.1	List of subsidiaries of Vanguard Natural Resources, LLC (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed by Vanguard Natural Resources, LLC with the SEC on March 2, 2015 (File No. 001-33756).
23.1**	Consent of BDO USA, LLP.
23.2**	Consent of PricewaterhouseCoopers LLP.
23.3**	Consent of KPMG LLP.

Exhibit No.	Description of Exhibit
23.4**	Consent of DeGolyer and MacNaughton.
23.5**	Consent of Miller and Lents, Ltd.
23.6**	Consent of Netherland, Sewell & Associates, Inc.
23.7**	Consent of Ryder Scott Petroleum Consultants.
23.8**	Consent of Cawley, Gillespie & Associates, Inc.
99.1**	Consent of Tudor, Pickering, Holt & Co. Advisors, LLC.
99.2**	Consent of Simmons & Company International.
99.3**	Form of Proxy Card for LRR Energy, L.P. Special Meeting.

*	Filed herewith.
**	Previously filed